UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 19, 2016, Stone Energy Corporation ("Stone") issued a press release with respect to the rescission of notice letters from the Bureau of Ocean Energy Management ("BOEM"). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed, on March 21, 2016, Stone received notice letters from BOEM stating that BOEM had determined that Stone no longer qualified for a supplemental bonding waiver under the financial criteria specified in BOEM’s current guidance to lessees.  BOEM's notice letters indicated that the amount of Stone's supplemental bonding requirements could be as much as $565 million. In late March 2016, Stone proposed a tailored plan to BOEM for financial assurances relating to our abandonment obligations, which provides for posting some incremental financial assurances in favor of BOEM.  On May 13, 2016, Stone received notice letters from BOEM rescinding its demand for supplemental bonding with the understanding that Stone will continue to make progress with BOEM in finalizing and implementing our long-term tailored plan.  Currently, Stone has an aggregate of approximately $230 million posted in surety bonds in favor of BOEM, third party bonds and letters of credit, all relating to our offshore abandonment obligations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release dated May 19, 2016, “Stone Energy Corporation Announces the Rescission of BOEM Notice Letters"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: May 19, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 19, 2016, “Stone Energy Corporation Announces the Rescission of BOEM Notice Letters"